UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019 (May 8, 2019)

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California 92626

(Address of Principal Executive Offices) (Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	TTMI	NYSE

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 8, 2019, the Company held its 2019 Annual Meeting of Stockholders (“Annual Meeting”). Of the 105,144,118 shares of common stock outstanding on the record date, 99,006,395 shares were present at the Annual Meeting in person or by proxy, representing approximately 94.16% of the total outstanding shares eligible to vote. All proposed measures passed and the Class I Directors recommended by the Company were elected. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas T. Edman	92,567,203	1,854,271	4,584,921
Chantel E. Lenard	94,111,097	310,377	4,584,921
Tang Chung Yen, Thomas (Tom Tang)	90,204,501	4,216,973	4,584,921
Dov S. Zakheim	92,819,372	1,602,102	4,584,921

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers

Votes For:	93,207,556
Votes Against:	1,150,907
Abstain:	63,011
Broker Non-Votes	4,854,921

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For:	98,813,919
Votes Against:	108,454
Abstain:	84,022
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 9, 2019		/s/ Daniel J. Weber
	By:	Daniel J. Weber Senior Vice President, General Counsel and Secretary